Exhibit 10.2
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

Vertex Energy, Inc.

Common Stock Purchase Warrant

No. W-1	Houston, Texas
March 26, 2015

Vertex Energy, Inc., a Nevada corporation (the “Company”), for value received, hereby certifies that Goldman, Sachs & Co., or its registered assigns (collectively, the “Purchasers”), is entitled to purchase from the Company One Million Seven Hundred Sixty-Six Thousand Eight Hundred Seventy Four (1,766,874)Warrant Shares (the “Initial Warrant Shares”) at the Initial Warrant Price, at any time or from time to time prior to 5:00 P.M., Houston, Texas time, on March 26, 2022 (such date, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant is issued in connection with that certain Second Amendment to Credit and Guaranty Agreement, dated as of March 26, 2015, by and among the Company, certain of its Subsidiaries and Affiliates, the Purchasers named therein, and Goldman Sachs Bank USA, as administrative agent and collateral agent (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).  Certain capitalized terms used herein are defined in Section 13.  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

1.      EXERCISE OF WARRANT

1.1      Manner of Exercise; Payment.  This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day during the period beginning September 1, 2015 and ending on the Expiration Date, by surrender of this Warrant to the Company at its Chief Executive Office, accompanied by a subscription (in the form attached to this Warrant as Exhibit I) duly executed by such Holder and accompanied by payment, (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by wire transfer of immediately available funds, (iv) by cancellation of Warrant Shares, with any such Warrant Shares so surrendered being credited against such payment in an amount equal to the Fair Market Value thereof, or (v) by the surrender by such Holder to the Company of any Notes held by such Holder, with any such Notes so surrendered being credited against such payment in an amount equal to the then outstanding principal amount thereof plus accrued interest thereon through the date of surrender, or by any combination of any of the foregoing methods, of the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Warrant Price, and such Holder shall thereupon be entitled to receive the number of duly authorized Warrant Shares determined as provided in Sections 2 through 4.

1.2      When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company along with the subscription as provided in Section 1.1, and, at such time, the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.4 shall be deemed to have become the holder or holders of record thereof.

1.3      [Intentionally Omitted]

1.4      Delivery of Stock Certificates and New Warrant.  As soon as practicable after each exercise of this Warrant, in whole or in part, the Company at its sole expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder or, subject to Section 11, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a)           a certificate or certificates for the number of duly authorized Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional Warrant Share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Fair Market Value per Warrant Share on the Business Day next preceding the date of such exercise; and

(b)           in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling for (in the aggregate on the face or faces thereof) the number of Warrant Shares equal (without giving effect to any subsequent adjustment thereof) to the number of such shares of Common Stock called for on the face of this Warrant (as adjusted pursuant to the terms hereof through the applicable exercise date) minus the number of such shares of Common Stock designated by the Holder upon such exercise.

1.5      Company to Reaffirm Obligations.  The Company will, at the time of each exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder is entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the Holder shall fail to make any such request, then such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

1.6      Continuation of Rights in Warrant Shares Following Exercise.  Upon any exercise of this Warrant, all Warrant Shares issued in connection therewith shall continue to have the benefit of all of the rights set forth in Section 8 and Section 9 of this Warrant, and all of such rights shall inure to the benefit of the holder thereof with respect thereto, as if this Warrant had not been exercised and the holder thereof was a Holder with respect thereto.  The Holder agrees and undertakes that if the Holder proposes to Transfer any Warrants or Warrant Shares issuable upon exercise thereof, and if such Warrant or Warrant Shares are not then registered for resale pursuant to an effective registration statement under the Securities Act, then the Holder proposing to make such Transfer shall give written notice to the Company describing briefly the manner in which any such proposed Transfer is to be made, and no such Transfer shall be made unless the Company shall have received an opinion of counsel for the Holder reasonably acceptable to the Company that registration under the Securities Act is not required with respect to such Transfer.

2.      ADJUSTMENT OF WARRANT SHARES ISSUABLE UPON EXERCISE.

2.1      General; Number of Warrant Shares; Warrant Price.  The number of Warrant Shares that the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder pursuant to Section 1.1, by a fraction (a) the numerator of which is the Initial Warrant Price and (b) the denominator of which is the Warrant Price in effect on the date of such exercise. The “Warrant Price” shall be the Initial Warrant Price and shall remain as such until a further adjustment or readjustment thereof is required by this Section 2.

2.2      Adjustment of Initial Warrant Shares for Pre-Payment.  In the event that, prior to June 30, 2015, the Company makes prepayments under the Credit Agreement of greater than $9,100,000 then the Initial Warrant Shares shall be reduced by multiplying the Initial Warrant Shares by a fraction, (A) the numerator of which is equal to $6,000,000 minus the Excess Prepayment Amount, and (B) the denominator of which is $6,000,000, with any fractional shares resulting from such calculation being rounded up to the nearest whole number of shares.  The “Excess Prepayment Amount” means the amount of prepayment in excess of $9,100,000 made by the Company prior to June 30, 2015.  In the event that the Excess Prepayment Amount made by the Company equals or exceeds $6,000,000 then this Warrant shall automatically terminate and the Holder shall have no rights hereunder following such payment.

2.3      Disclosure.  The Company acknowledges that the number of Warrant Shares and the Initial Warrant Price have been determined based on the Company’s Average Market Value, and the Company hereby represents and warrants that the disclosures in its filings with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 have included true and correct disclosure regarding the Company’s outstanding capital stock and rights to purchase or convert derivative securities into capital stock of the Company and have not included any misstatement of a material fact or omitted any material fact required to make the information disclosed not misleading.  This representation and warranty shall survive exercise of this warrant, and breach of this representation and warranty may result in an adjustment to the number of Warrant Shares and Initial Warrant Price.

2.4      Dividends and Distributions. If the Company at any time or from time to time after the date hereof declares, orders, pays or makes a dividend or other distribution (including, without limitation, any distribution of cash, Additional Shares or other property, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) on or with respect to its shares of Common Stock (other than a dividend that is payable in Additional Shares and that is subject to Section 2.5) then, and in each such case, the Holder shall be entitled to receive an amount of cash, Capital Stock or other property as and when the same is distributed to the beneficial owners of the Common Stock as if this Warrant had been converted into Warrant Shares in accordance with the provisions of Section 1.1 immediately prior to the close of business on the day immediately preceding the record date.

2.5      Treatment of Options and Convertible Securities.  If the Company at any time or from time to time after the date hereof issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the shares of Common Stock trade on an ex-dividend basis, then on the date immediately prior to the commencement of ex-dividend trading).

2.6      Treatment of Stock Dividends, Stock Splits, etc.  If the Company at any time or from time to time after the date hereof shall declare or pay any dividend on its shares of Common Stock that is payable in shares of Common Stock, or shall effect a subdivision of its outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise), then, and in each such case, (a) the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and (b) Additional Shares shall be deemed to have been issued (i) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or (ii) in the case of any such subdivision, at the close of business on the Business Day immediately prior to the day upon which such corporate action becomes effective.

2.7      Computation of Consideration.  For the purposes of this Section 2:

(a)           the consideration for the issue or sale of any Additional Shares shall, irrespective of the accounting treatment of such consideration:

(i)           insofar as it consists of cash, be computed at the amount of cash actually received by the Company;

(ii)           insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the Fair Market Value thereof at the time of such issue or sale;

(iii)           insofar as it consists neither of cash nor of other property, be computed as having no value; and

(iv)           insofar as the Additional Shares are issued or sold together with other Capital Stock, property or assets of the Company for a consideration that covers both, be the portion of such consideration so received (computed as provided in clauses (i), (ii) and (iii) above) that is allocable to such Additional Shares, all as reasonably determined in good faith by the Board of Directors; provided, however, that upon the written consent of the Requisite Holders, any such computation or determination shall be made by an Appraiser;

(b)           Additional Shares deemed to have been issued pursuant to Section 2.4 shall be deemed to have been issued for a consideration per share determined by dividing:

(i)           the total amount of cash and other property, if any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

(ii)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; and

(c)           Additional Shares deemed to have been issued pursuant to Section 2.5 shall be deemed to have been issued for no consideration.

2.8      Adjustment for Combinations, etc.  If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.9      Minimum Adjustment of Warrant Price.  If the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than one-tenth (1/10) of one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, then such amount shall be carried forward and adjustment shall be made with respect thereto at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one-tenth (1/10) of one percent (1%) of such Warrant Price.

3.      CONSOLIDATION, MERGER, ETC.

3.1      Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc.  If after the date hereof the Company (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Warrant Shares and/or Common Stock shall be changed into or exchanged for cash, Capital Stock of any other Person or any other property, (c) shall Transfer all or substantially all of its properties or assets to any other Person or (d) shall effect a capital reorganization or reclassification of the Warrant Shares and/or its Common Stock, then, and in the case of each such transaction, proper provision shall be made so that upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (after giving effect to the payment of the aggregate Warrant Price in effect at the time of such consummation for all Warrant Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the greatest amount of cash, Capital Stock or other property to which such Holder would actually have been entitled as an equity holder upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4.

3.2      Assumption of Obligations.  Notwithstanding anything contained in this Warrant or in the Credit Agreement to the contrary, the Company will not effect any of the transactions described in Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any cash, Capital Stock or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such Holder such cash, shares of Capital Stock or other property as, in accordance with the foregoing provisions of this Section 3, such Holder may be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel and opinion shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the cash, Capital Stock or other property that such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.  Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Credit Agreement.

4.      [Intentionally Omitted]

5.      NO DILUTION OR IMPAIRMENT.  The Company shall not, by amendment of its Charter Documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any Warrant Shares to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue the Warrant Shares and (c) will not take any action that results in any adjustment of the Warrant Price if the total number of Warrant Shares issuable upon exercise of the Warrant after such action would exceed the total number of shares of Common Stock (or Other Securities, if applicable) then authorized by the Company’s Charter Documents and available for the purpose of issuance upon such exercise.

6.      ACCOUNTANTS’ REPORT AS TO ADJUSTMENTS.  In each case of any adjustment or readjustment in the Warrant Shares issuable upon the exercise of this Warrant, the Company at its sole expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the Fair Market Value, which shall be determined in accordance with the definition thereof) and, in connection with the preparation of the Company’s quarterly financial statements, prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2) on account thereof.  The Company will forthwith mail a copy of each such report to each Holder and will, upon the written request at any time of any such Holder, furnish to such Holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated.  The Company will also keep copies of all such reports at its Chief Executive Office and will cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of this Warrant designated by the Holder.

7.      NOTICES OF CORPORATE ACTION.  If at any time prior to the expiration date of the Warrants and prior to their exercise in full, any one or more of the following events shall occur:

(a)           any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock of the Company or any Other Securities or property, or to receive any other right;

(b)           any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock of the Company or any consolidation or merger involving the Company and any other Person or any Transfer of all or substantially all the assets of the Company to any other Person; or

(c)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then the Company will mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, Transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of shares of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the cash, Capital Stock or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, Transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the Capital Stock so issued and the consideration received by the Company therefor.  Such notice shall be delivered at least ten (10) Business Days prior to the date therein specified.

8.      REGISTRATION RIGHTS.

8.1      General.  If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares of Common Stock may be issued upon exercise, then the Company will, at its sole expense and as expeditiously as possible, cause such shares of Common Stock to be duly registered or approved, as the case may be.  At such time as any shares of Common Stock or Other Securities issuable upon exercise of this Warrant are listed on any national securities exchange, the Company will, at its sole expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, any and all Warrant Shares of the same class and maintain the listing of such Warrant Shares after their issuance.

8.2      Demand Rights.  The Company shall use its best efforts to remain qualified to register securities pursuant to a registration statement on Form S-3 (or any successor form) under the Securities Act.  Beginning on September 1, 2015, a Holder or Holders of Warrants and/or Warrant Shares anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $500,000 and who is not then immediately eligible to sell all such securities under Rule 144 without any volume limitations or manner-of-sale restrictions shall have the right to require the Company to file registration statements, including a shelf registration statement (if the Company is eligible at such time to utilize a shelf registration for the Warrant Shares), and if the Company is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, an automatic shelf registration statement, on Form S-3 or any successor form under the Securities Act covering all or any part of their and their Affiliates’ Warrants and/or Warrant Shares, by delivering a written request therefor to the Company.  Such request shall state the number of Warrants and/or Warrant Shares to be disposed of and the intended method of disposition of such shares by such Holder or Holders.  The Company shall give notice to all other Holders of the receipt of a request for registration pursuant to this Section 8.2 and such Holders shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration.  The Company shall use its best efforts to effect promptly the registration statement registering all shares on Form S-3 (or a comparable successor form) to the extent requested by such Holders, but in any event shall cause the registration statement to become effective within ninety (90) days after the date of the request by the Holder(s) (or 120 days in the event of a “full review” by the SEC).  The Company shall use its best efforts to keep such registration statement effective until the earlier of one hundred twenty (120) days or until such Holders have completed the distribution described in such registration statement.  Notwithstanding the forgoing, to the extent that registration on Form S-3 is not available to a Holder that has requested registration under this Section 8.2, the Company shall use commercially reasonable efforts to effect such registration on Form S-1 under the Securities Act.  Without limiting the foregoing obligations, if a registration requested under this Section 8.2 is not effective within ninety (90) days following delivery of the request by the Holder(s) (or 120 days in the event of a “full review” by the SEC), then the Company shall pay to the Holder(s) on the first business day after the 90- or 120-day period, as applicable, and each thirtieth day thereafter until registration is effective, an amount equal to one percent (1%) of the Initial Warrant Price, as adjusted in accordance with Section 2, for each of the Warrant Shares not sold by Purchasers prior to the beginning of such period.  Such payments shall be prorated on a daily basis during each thirty-day period and will be paid to the Purchaser by wire transfer or check within five days after the end of each thirty-day period.

8.3      Piggyback Registration. Beginning September 1, 2015, if the Company proposes to register any of its shares of Common Stock or Other Securities under the Securities Act in connection with an underwritten public offering of such shares of Common Stock or Other Securities, then the Company will promptly give notice to the Holders of its intention to do so.  Upon the request of any Holder received within ten (10) days after receipt of any such notice from the Company, the Company will, in each instance, cause such Holder’s Warrant and/or Warrant Shares to be registered under the Securities Act and registered or qualified, as the case may be, under any state securities laws; provided, however, that the obligation to give such notice and to cause such registration shall not apply to any registration (a) on Form S-8 (or any successor form), (b) of solely a dividend reinvestment plan or (c) for the sole purpose of offering registered securities to another Person in connection with the acquisition of assets or Capital Stock of such Person or in connection with a merger, consolidation, combination or similar transaction with such Person; or (d) to the extent the underwriter advises the Company that marketing factors require a limitation of shares and no other security holder of the Company has Capital Stock included in such registration .  In connection with any underwritten offering of securities on behalf of the Company or any other holders of the Company’s Capital Stock, the Company is not required to include any Warrant or Warrant Shares held by any Holder unless such Holder agrees to the reasonable and customary terms of the underwriting; provided, however, that (i) such Holder shall not be required to make any representation other than that it is the owner of any Warrant and/or Warrant Shares of such Holder that are being included in the offering and that it has full power and authority to transfer them pursuant such offering, and (ii) the total indemnification or other liability of such Holder thereunder shall be limited to the aggregate net cash proceeds received by such Holder from the sale of such Warrant and/or the Warrant Shares in such offering.  The Company will include in any registration effected pursuant to this Section 8.4 (i) first, securities offered to be sold by the Company and by any holder of demand registration rights that is exercising such rights in connection with such registration, (ii) second, the Warrant and/or any Warrant Shares of any Holder requesting piggyback registration rights hereunder, in each case pro rata based on the number of Warrant Shares held thereby (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering), and (iii) third, any other securities requested to be included in such registration (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering).

8.4      Deemed Underwriter. The Company agrees that, if a Holder or any of its Affiliates could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with any registration of the Company’s securities of any Holder or any of its Affiliates pursuant to this Warrant, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Deemed Underwriter Registration Statement”), then the Company will cooperate with such Holder or Affiliate in allowing such Holder or Affiliate to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at the Holder’s request, the Company will furnish to the Holder, on the date of the effectiveness of any Deemed Underwriter Registration Statement and thereafter from time to time on such dates as the Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Deemed Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” statement for such offering, addressed to the Holder.  The Company will also permit legal counsel to the Holder to review and comment upon any such Deemed Underwriter Registration Statement at least ten business days prior to its filing with the SEC and all amendments and supplements to any such Deemed Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Deemed Underwriter Registration Statement or amendment or supplement thereto in a form to which the Holder’s legal counsel reasonably objects.

8.5      Expenses.  The Company will pay all Registration Expenses in connection with all registrations (which, for purposes of this Section 8.6 and Section 8.8, shall include any qualifications, notifications and exemptions) under this Section 8.

8.6      Obligations of the Company.  Whenever required under this Section 10 to effect the registration of any Warrant and/or Warrant Shares, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the Commission a registration statement with respect to such Warrant and/or Warrant Shares and use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective for a period of up to one hundred twenty (120) days;

(b)           furnish, at least five (5) business days before filing such registration statement, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to counsel selected by the Requisite Holders (the “Holder’s Counsel”), copies of all such documents proposed to be filed for such counsel’s review and comment (it being understood that such five (5) business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances) and not file any such registration statement, prospectus or amendment or supplement thereto in a form to which Holder’s Counsel reasonably objects;

(c)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d)           notify in writing the Holder’s Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any action threatening any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Warrant and/or Warrant Shares for sale in any jurisdiction or the initiation of any action threatening the qualification of such Warrant and/or Warrant Shares for sale in any jurisdiction;

(e)           furnish to each Holder of the Warrant and or Warrant Shares covered by such registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Warrant and/or Warrant Shares owned thereby;

(f)           use commercially reasonable efforts to register and to qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any such states or jurisdictions, (ii) to file a general consent to service of process in any such states or jurisdictions or (iii) to subject itself to taxation in any such states or jurisdictions;

(g)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement;

(h)           notify the Holders in advance of the delivery of any information under the Credit Agreement that would constitute material non-public information and cooperate with the Holders’ reasonable requests related to the coordination of such information delivery with amendments to the registration statement to ensure the public availability of such information (which amendments shall be effected promptly upon the awareness by the Company of the new information);

(i)           notify each Holder of the Warrant and/or Warrant Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus so that, as thereafter delivered to any offeree of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j)           make available for inspection by each Holder of the Warrant and/or Warrant Shares covered by such registration statement, the Holder’s Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”) all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement, including, but not limited to, monthly, quarterly and annual financial statements.  Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors to any third party unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or a governmental agency having jurisdiction over such matter or (iii) such Information has been made generally available to the public.  The Holders of any Warrant and/or Warrant Shares covered by such registration statement hereby agree that they will, upon learning that disclosure of such Information is sought by a court of competent jurisdiction or a governmental agency having jurisdiction over such matter, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(k)           in the case of an underwritten offering, use commercially reasonable efforts to obtain from its independent certified public accountants “comfort” letters (i) listing the Company and each selling Holder as an addressee thereof or otherwise naming the Company and each selling Holder as a third party beneficiary thereof and (ii) otherwise in customary form and at customary times and covering matters of the type customarily covered by comfort letters given by independent certified public accountants in such transactions;

(l)           in the case of an underwritten offering, use commercially reasonable efforts to obtain from its counsel an opinion or opinions (i) listing the Company and each selling Holder as an addressee thereof or otherwise naming the Company and each selling Holder as a third party beneficiary thereof and (ii) otherwise covering such matters as are customary in such transactions, including, without limitation, a standard “10b-5” opinion for such offering;

(m)           provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Warrant and/or Warrant Shares;

(n)           issue to any underwriter to which any Holder may sell shares in such offering one or more certificates (or replacements warrants) evidencing such Warrant and/or Warrant Shares;

(o)           use commercially reasonable efforts to assist the selling Holders and the managing underwriters or agents, if any, in marketing any Warrant and/or Warrant Shares that are included in the registration statement, including, without limitation, causing its officers and employees to participate in any “roadshow” and other investor presentations that the Requisite Holders may reasonably request; and

(p)           subject to all of the other provisions of this Warrant, use commercially reasonable efforts to take all other steps necessary to effect the registration of the Warrant and/or Warrant Shares contemplated hereby.

The Company may suspend the use of a prospectus included in any registration statement filed pursuant to this Warrant if the Company is then in possession of material, non-public information, the disclosure of which the Board of Directors has reasonably determined in good faith would have a material adverse effect upon the Company.  The Company shall promptly notify all Holders of the Warrant and/or Warrant Shares covered by such registration of any such determination by the Board of Directors and, upon receipt of such notice, each such Holder shall immediately discontinue any sales of securities pursuant to such registration statement.  Upon such suspension, the Company shall take all commercially reasonable steps to cause the condition that caused such suspension to cease to exist as soon as practicable (but such efforts need not include the abandonment of any proposed transaction).  The Company hereby agrees that no such suspension shall last more than ninety (90) days without the prior written consent of the Requisite Holders.  Without limiting the foregoing, in the event that the Company exercises its right to suspend the use of a prospectus such that a suspension exists for more than 30 days in any circumstance or 45 aggregate days in any year, then any suspension shall become an “Unqualified Suspension.”  On the thirtieth day following the date that a suspension becomes an Unqualified Suspension and on each 30th day thereafter, the Company shall pay to Purchasers an amount equal to one percent (1%) of the Initial Warrant Price, as adjusted in accordance with Section 2, for each of the Warrant Shares not sold by Purchasers prior to the beginning of such period.  Such payments shall be prorated on a daily basis during each thirty-day period and will be paid to the Purchaser by wire transfer or check within five days after the end of each thirty-day period.

8.7      Indemnification.

(a)           In connection with any registration under this Section 8, the Company shall indemnify and hold harmless each Holder that is a selling holder of Warrants and/or Warrant Shares (including its partners (including partners of partners and shareholders of such partners)), each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Holders, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading.  Except as otherwise provided in Section 8.7(c), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, however, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(b)           In connection with any registration under this Section 8, each Holder selling any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, or the Holders, or (ii) any omission or alleged omission by such selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any information provided at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, and in the case of (i), (ii) and (iii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus or other information, in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder specifically for use therein.  Such selling Holder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Holder for indemnification under this Section 8.7 in its capacity as a seller of Warrants and/or Warrant Shares exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Holder, or (ii) the  amount equal to the proceeds to such Holder of the securities sold in any such registration; and provided further, however, that no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c)           In the event the Company, any selling Holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 8.7(a) or (b) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(d)           If the indemnification provided for in this Section 8.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, claim, damage, expense or liability referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such any loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Person, on the other hand, in connection with the statements or omissions that resulted in such any loss, claim, damage, expense or liability as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 8.7(d) when combined with any other amounts paid by such Holder pursuant to this Section 8.7 exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Holder, or (ii) the  amount equal to the proceeds to such Holder of the securities sold in any such registration.  The relative fault of the indemnifying party and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           The obligations of the Company and Holders under this Section 8.7 shall survive the completion of any offering of securities in a registration statement under this Section 8 or otherwise.

9.      AVAILABILITY OF INFORMATION; RULE 144.

9.1      The Company shall comply with the reporting requirements of Section 13 and 15(d) of the Exchange Act and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act (“Rule 144”)) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.

9.2      The Company shall also cooperate with each Holder of any Restricted Securities in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.

9.3      The Company shall furnish to each Holder, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

9.4      If requested by a Holder, the Company shall make a public disclosure of any material non-public information previously supplied to such Holder in order to facilitate the sale of Warrant Shares by such Holder pursuant to Rule 144; such disclosure shall be made no later than forty-five days following the request by the Holder.  Notwithstanding the foregoing, Company may suspend the disclosure of material, non-public information, the disclosure of which the Board of Directors has reasonably determined in good faith would have a material adverse effect upon the Company, in which event the Company shall immediately provide notice of the determination to the Holder(s) of Warrant Shares.  Upon such determination, the Company shall take all commercially reasonable steps to cause the condition that caused such suspension to cease to exist as soon as practicable (but such efforts need not include the abandonment of any proposed transaction).  The Company hereby agrees that no such suspension shall last more than ninety (90) days without the prior written consent of the Requisite Holders.  Without limiting the foregoing, in the event that the Company exercises its right to suspend the use of a prospectus such that a suspension exists for more than 30 days in any circumstance or 45 aggregate days in any year, then any suspension shall become an Unqualified Suspension.  On the thirtieth day following the date that a suspension becomes an Unqualified Suspension and on each 30th day thereafter, the Company shall pay to Purchasers an amount equal to one percent (1%) of the Initial Warrant Price, as adjusted in accordance with Section 2, for each of the Warrant Shares not sold by Purchasers prior to the beginning of such period.  Such payments shall be prorated on a daily basis during each thirty-day period and will be paid to the Purchaser by wire transfer or check within five days after the end of each thirty-day period.

10.      RESERVATION OF SHARES, ETC.  The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock or Other Securities from time to time issuable upon exercise in full of this Warrant.  All Warrant Shares issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable, with no liability on the part of the Holders thereof.

11.      OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

11.1           Ownership of Warrants.  The Company may treat any Person(s) in whose name this Warrant is registered on the register kept at the Company’s Chief Executive Office as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary.  This Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued, subject to applicable securities laws and Section 1.6 hereof.

11.2           Office; Transfer and Exchange of Warrants.

(a)           The Company shall maintain an office (which may be an agency maintained at a bank) in the State of Texas where notices, presentations and demands in respect of this Warrant may be made upon it.  Such office shall be the Company’s Chief Executive Office, until such time as the Company shall notify the Holders of any change of location of such office within the State of Texas.

(b)           The Company shall cause to be kept at its Chief Executive Office a register for the registration and transfer of this Warrant.  The names and addresses of the Holders, the transfer thereof and the names and addresses of any transferees of this Warrant shall be registered in such register.  The Person(s) in whose names this Warrant shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)           Subject to the transfer restrictions referred to in the legend herein and Section 1.6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the Company’s Chief Executive Office.  Upon such surrender, the Company at its expense will execute and deliver to or upon the order of the applicable Holder a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of Warrant Shares called for on the face or faces of the Warrant or Warrants so surrendered.

11.3           Assistance in Disposition of Warrant or Warrant Shares.  Notwithstanding any other provision herein, in the event that it becomes unlawful for a Holder to continue to hold this Warrant, in whole or in part, or some or all of the Warrant Shares held by it, or restrictions are imposed on any Holder by any statute, regulation or governmental authority which, in the judgment of such Holder, make it unduly burdensome to continue to hold the Warrant or Warrant Shares, the Holder may sell or otherwise dispose of the Warrant or Warrant Shares (subject to any restrictions on transfer described herein), and the Company agrees to provide reasonable assistance to the Holder in disposing of the Warrant or Warrant Shares in a prompt and orderly manner and, at the request of the Holder, to provide (and authorize the Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Warrant or Warrant Shares owned by the Holder.

11.4        Replacement of Warrants.  Upon receipt of reasonable evidence of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than a Purchaser or any other institutional investor to whom the Purchaser may Transfer this Warrant, upon delivery of indemnity satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the Company’s Chief Executive Office, the Company at its sole expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

12.      REPRESENTATIONS AND WARRANTIES.

12.1        Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers that each of the representations and warranties of the Company and Holdings set forth in the Credit Agreement are true and correct as of the date hereof, each such representation and warranty being hereby incorporated by reference herein, mutatis mutandi, for all purposes.

12.2        Representations and Warranties of the Purchasers.  Each of the Purchasers hereby represents and warrants to the Company and to each other Purchaser as of the date hereof and as of the date of each exercise of this Warrant as follows:

(a)           Organization and Qualification.  Such Purchaser, if an entity, is a corporation, limited partnership or limited liability company, in either case duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b)           Authority; Enforceability.  Such Purchaser has all requisite power and authority to execute and deliver this Warrant and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of such Purchaser for such execution, delivery and performance has been duly and validly taken.  Assuming due execution and delivery by the Company, this Warrant constitutes the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles.

(c)           Accredited Investor; Securities Laws Compliance.

(i)           Such Purchaser (i) is an “accredited investor” (as defined in Regulation D under the Securities Act) and (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for such Purchaser.

(ii)           Except as otherwise contemplated by this Warrant, such Purchaser is acquiring this Warrant and any Warrant Shares for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

(iii)           Such Purchaser agrees that any certificates representing this Warrant and its Warrant Shares will bear the following legend and that such Warrant Shares will not be offered, sold or transferred in the absence of registration or exemption under applicable securities laws:

“THE SECURITIES REPRESENTED HEREBY (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS”

(iv)           Such Purchaser understands that (i) the offering and sale of this Warrant and any Warrant Shares by the Company is intended to be exempt from registration under the Securities Act pursuant to section 4(a)(2) thereof and Regulation D, (ii) there is no existing public or other market for this Warrant or the Warrant Shares, and (iii) this Warrant and the Warrant Shares may be resold only pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from the registration requirements of the Securities Act.

(v)           Such Purchaser is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including, without limitation, the Rule 144 condition that current information about the Company be made available to the public.  Such Purchaser acknowledges that such information is not now available and that the Company has no present plans to make such information available.

13.      DEFINITIONS.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Additional Shares” means any and all shares of Capital Stock of the Company issued or sold (or, pursuant 2.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the Warrant Shares.

 “Appraised Value” means the value of any securities or other property as finally determined by the Appraiser in accordance with the provisions hereof.  For purposes hereof, the Appraiser’s determination shall assume the Company is sold in an arm’s length transaction between a willing seller and a willing buyer as a going concern, without deduction for (a) liquidity considerations, (b) minority shareholder status, or (c) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company.  The Appraiser shall be directed to determine the Appraised Value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection.  Any determination of the Appraised Value that is made in accordance with the provisions of this Warrant shall be conclusive and binding on all applicable parties.  The Appraised Value of each Warrant Share at a time when (a) the Company is not a reporting company under the Exchange Act and (b) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (after giving effect to the repayment of any Funded Debt), and by dividing that value by the aggregate number of shares of Common Stock and Other Securities then outstanding (measured on a Fully-Diluted Basis), without premium for control or discount for minority interests, illiquidity or restrictions on transfer.  In no event shall the Appraised Value of a Warrant Share be less than the per share consideration received or receivable with respect to the applicable Common Stock or Other Securities in connection with any pending Sale Transaction.  The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

“Appraiser” shall mean an independent nationally recognized investment banking firm mutually agreeable to the Holders and the Company.  If the Holders and the Company cannot agree on an Appraiser within fifteen (15) days after the applicable Valuation Date, then, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within fifteen (15) days of the applicable Valuation Date.  Each such Appraiser shall then independently determine the applicable Appraised Value within thirty (30) days after the applicable Valuation Event.  If the difference between such determinations of Appraised Value is less than twenty percent (20%), then the average of such determinations shall be the conclusive and binding determination of the applicable Appraised Value. If, however, the difference between such determinations of Appraised Value is equal to or more than twenty percent (20%), then both Appraisers shall jointly select one independent Appraiser to determine the Appraised Value, such selection and determination to be made within sixty (60) days after the applicable Valuation Date.  Any and all fees, costs and other expenses of the Appraiser shall be borne by the Company.

“Average Market Value” means the weighted-average of the Closing Prices for the security in question for the thirty trading days immediately preceding the date of determination.

“Board of Directors” means the board of directors of the Company or any other body that exercises ultimate executive authority over the business and affairs of the Company, including, without limitation, any executive committee of such board of directors.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Texas are authorized or obligated by law or executive order to be closed.  Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Capital Stock” means, as to any Person, its shares of common stock, preferred stock, and/or any other capital stock or other equity interests authorized from time to time, and any other securities, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, options, warrants, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

 “Chief Executive Office” means the Chief Executive Office of the Company located at 1331 Gemini Street, Suite 250, Houston TX 77058.

“Closing Price” means, for any given trading day, (a) if the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System-National Market System or some other market or quotation system in which last sale transactions are reported on a contemporaneous basis, then the last reported sales price of such security for such day, or, if there has not been a sale of such security on such trading day, then the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm’s length trading), or (b) if the primary market for the security in question is not an exchange or quotation system in which last sale transactions are contemporaneously reported, then the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the parties hereto may designate.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the duly authorized shares of the Company’s common stock, $0.001 par value per share, and shall include any Capital Stock into which such shares of Common Stock shall have been changed or any Capital Stock resulting from any reclassification of such shares of Common Stock, and all other Capital Stock of any class or classes (however designated) of the Company the Holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends, distributions and liquidating dividends after the payment of dividends, distributions and distributions on any Capital Stock entitled to preference.

“Company” shall have the meaning given to such term in the introduction to this Warrant and shall include any Person that shall succeed to or assume the obligations of the Company.

“Convertible Securities” means any evidences of indebtedness, shares of Capital Stock (other than shares of Common Stock) or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock.

 “Exchange Act” means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Fair Market Value” means (a) as to securities regularly traded on a national securities exchange or some other nationally-recognized market quotation system, the Average Market Value, and (b) as to all securities not regularly traded on a national securities exchange or some other nationally-recognized market quotation system and as to all other property, the fair market value of such securities or property as mutually agreed upon by the Company and the Holders, assuming such securities are to be sold in an arm’s length transaction between a willing seller and a willing buyer as a going concern, without deduction for (i) liquidity considerations, (ii) minority shareholder status, or (iii) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company, at the time of the transaction requiring the applicable determination of Fair Market Value pursuant to this Warrant (each such authorization, a “Valuation Event”); provided, however, that, if the Company and the Holders are unable to agree on any calculation of Fair Market Value in accordance with the provisions hereof within fifteen (15) days after the occurrence of any Valuation Event, then, upon the written request of either the Holders or the Company delivered at any time thereafter, the Fair Market Value of such securities and/or other property will be its Appraised Value.

“Fully Diluted Basis” means at any time (i) as applied to any calculation of the number of securities of the Company, after giving effect to (x) all shares of Common Stock and Other Securities of the Company outstanding at the time of determination and (y) all shares of Common Stock or Other Securities issuable upon the exercise of any Convertible Security or Option outstanding as of the date hereof; and (ii) as applied to any calculation of value, after giving effect to the foregoing securities and the payment of any consideration payable upon the exercise of any Convertible Security or Option referred to in clause above if such Convertible Security or Option were exercisable at such time.  Notwithstanding the foregoing, the term “Fully-Diluted Basis” shall not include any shares of any class of Capital Stock that are issuable in connection with the exercise of any Option that is not “in the money”, nor shall it ascribe any value to any such Option.

“Funded Debt” of any Person means, without duplication, (a) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under capital leases that have been or should be recorded as liabilities on a balance sheet of such Person in accordance with generally accepted accounting principles, consistently applied, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and costs in excess of billings), (d) all indebtedness secured by a lien or other encumbrance on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided, however, that if such Person has not assumed or otherwise become liable for such indebtedness, then such indebtedness shall be measured at the lesser of (i) Fair Market Value of such property securing such indebtedness at the time of determination and (ii) the amount of such indebtedness secured thereby, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (f) all hedging obligations of such Person and (g) all contingent liabilities of such Person.

 “Holder” shall mean each and every holder or beneficial owner of any portion of this Warrant or any of the Warrant Shares.  Without in any way limiting the foregoing, the term “Holder” shall include the Purchasers and each of their respective successors and/or assigns that at any time holds or otherwise owns any portion of this Warrant or the Warrant Shares.  If at any time there shall exist more than one Holder, then, with respect to any action, approval or consent of the Holder required or otherwise permitted pursuant to the provisions hereof, such action, approval or consent shall be deemed to have been taken, received or otherwise obtained if such action, approval or consent is taken, received or otherwise obtained by or from Requisite Holders.

 "Initial Warrant Price" means the lower of (x) $3.395828553 per share and (y) the lowest price per share at which the Company issues any Common Stock (or sets an exercise price for the purchase of Common Stock in another security) between the date hereof and June 30, 2015.

 “New Securities” means any Capital Stock of the Company other than the Warrant Shares.

“Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

“Other Securities” means any Capital Stock (other than shares of Common Stock) of the Company or any other Person (a) that the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants, in lieu of or in addition to shares of Common Stock and (b) that at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Shares.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any Holder.

“Purchasers” shall have the meaning given to such term in the introduction to this Warrant.

"Registration Expenses" means all expenses incident to the Company’s performance of or compliance with Section 10, including, without limitation, all registration and filing fees (including fees of the Commission and a national stock exchange or national securities market), all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters in underwritten offerings required by or incident to such performance and compliance, the fees and disbursements of Holder’s Counsel and any accountants retained by the Holders with respect to any Warrant and/or Warrant Shares being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of such securities and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

“Requisite Holders” shall mean Holders that own or otherwise hold more than sixty-six percent (66%) of the Warrant Shares issued or issuable upon exercise of this Warrant.

“Restricted Securities” means all of the following: (a) any Warrants bearing the legend or legends contained herein or substantially similar thereto, (b) any Warrant Shares that have been issued upon the exercise of this Warrant and that are evidenced by a certificate or certificates bearing the applicable legend or legends contained herein or substantially similar thereto and (c) unless the context otherwise requires, any Warrant Shares that are at the time issuable upon the exercise of this Warrant and that, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends contained herein or substantially similar thereto.

“Sale Transaction” means any transaction pursuant to which (a) the Company sells or disposes (in one or a series of related sales or dispositions) of all or substantially all of the assets of the Company on a consolidated basis (other than inventory in the ordinary course of business), including any sale or disposition of all or substantially all of the capital stock, membership interests, partnership interests or assets of the Subsidiaries of the Company, or (b) the Company engages in any merger, consolidation, combination or similar transaction, (in one or a series of related transactions), such that the beneficial owners of shares of Common Stock immediately prior to the transaction or transactions will, immediately after such transaction or transactions, beneficially own less than a majority of the shares of Common Stock or outstanding equity of the surviving corporation (measured on a Fully-Diluted Basis) or (c) the Company engages in any transaction or series of related transactions that results in any change of control of the Company (as the term “control” is defined in Rule 405 the Securities Act), whether such change of control occurs through the sale of assets, securities or shares of Common Stock, exchange of securities or otherwise.

“Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

“Transfer” means any sale, transfer, issuance, assignment, pledge or other disposition or conveyance of shares of Capital Stock of the Company.

 “Warrant” shall mean this Common Stock Purchase Warrant, as the same may be amended, restated or otherwise modified from time to time, together with any and all replacement and/or substitute warrants issued with respect hereto.

“Warrant Shares” shall mean any shares of Common Stock or Other Securities issued or issuable in connection with any exercise of this Warrant, in each case as such number may be adjusted from time to time pursuant to the terms hereof.

Unless the context of this Warrant clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  References in this Warrant to the “Holder” or “Holders” of this Warrant include the singular and the plural, it being understood that there may be one or more Holders of this Warrant at any particular time.

14.      [Intentionally Omitted].

15.      REMEDIES.  The Company stipulates that the remedies at law available to the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16.      DUTIES AMONG HOLDERS; NO LIABILITIES AS STOCKHOLDER.  Each Holder agrees that no other Holder will by virtue of this Warrant be under any fiduciary or other duty to give or withhold any consent or approval under this Warrant or to take any other action or omit to take any action under this Warrant, and that each other Holder may act or refrain from acting under this Warrant as such other Holder may, in its discretion, elect. Nothing contained in this Warrant shall be construed as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

17.      NO EFFECT ON LENDER RELATIONSHIP.  The Company acknowledges and agrees that, notwithstanding anything in this Warrant or the Credit Agreement to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of any Holder or any of its Affiliates (a) in its or their capacity as a lender or as agent for lenders to the Company or any of its Subsidiaries pursuant to any agreement under which the Company or any of its Subsidiaries has borrowed money, including, without limitation, the Credit Agreement, or (b) in its or their capacity as a lender or as agent for lenders to any other Person who has borrowed money.  Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as a Holder, (y) the interests of the Company or its Subsidiaries or (z) any duty it may have to any other Holders or any stockholders of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.  No consent, approval, vote or other action taken or required to be taken by any Holder in such capacity shall in any way impact, affect or alter the rights and remedies of the Purchaser or any of its Affiliates as a lender or agent for lenders.

18.      CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST.

18.1           General.  In recognition and anticipation (i) that the Purchasers will be significant equity holders of the Company, (ii) that directors, officers and/or employees of the Purchasers may serve as directors of the Company, (iii) that the Purchasers may, directly or indirectly, through ownership interests in a variety of enterprises, engage in activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, (iv) that the Purchasers may have an interest in the same areas of corporate opportunity as the Company and its Affiliates, and (v) that, as a consequence of the foregoing, it is in the best interests of the Company that the respective rights and duties of the Company and of the Purchasers, and the duties of any directors of the Company who are also directors, officers or employees of the Purchasers, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Company and any of its Affiliates, on the one hand, and the Purchasers, on the other hand, the provisions of this Section 18 shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Company in relation to the Purchasers and the conduct of certain affairs of the Company as they may involve the Purchasers, their respective officers, directors and employees, and the power, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith. Any Person purchasing or otherwise acquiring this Warrant or any Warrant Shares, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Section 18.

18.2           Duties of the Purchasers.  The parties hereto acknowledge and agree that nothing in this Warrant shall create a fiduciary duty of the Purchasers or any of their Affiliates, or any officer, director or employee of the Purchasers or any of their Affiliates, to the Company or its shareholders.  Notwithstanding anything to the contrary herein or in the Credit Agreement or any actions or omissions by representatives of the Purchasers or any of their Affiliates in whatever capacity, including as a director or observer to the Company’s Board of Directors, it is understood that neither the Purchasers nor any of their Affiliates are acting as financial advisors, agents or underwriters to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.  Except as otherwise agreed in writing between the Company and the Purchasers, the Purchasers shall to the fullest extent permitted by law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company or (ii) doing business with any client, customer or vendor of the Company.  If the Purchasers acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Purchasers, then the Company to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company or any of its Affiliates.  In the case of any such corporate opportunity, the Purchasers shall to the fullest extent permitted by law not be liable to the Company or its stockholders, or to any other Holder, as an equity holder of the Company by reason of the fact that the Purchasers acquire or seek such corporate opportunity for themselves, direct such corporate opportunity to another Person or otherwise do not communicate information regarding such corporate opportunity to the Company.

18.3           Duties of Certain of the Purchasers’ Affiliates.  If a director of the Company, who also serves as an officer, director or employee of the Purchasers, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Purchasers, then such officer or director shall have no duty to communicate or present such corporate opportunity to the Company and shall, to the fullest extent permitted by law, not be liable to the Company or its stockholders, or to any other Holder, for breach of fiduciary duty as an officer or director of the Company by reason of the fact that the Purchasers pursue or acquire such corporate opportunity for themselves, direct such corporate opportunity to another Person or do not present such corporate opportunity to the Company, and the Company to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Company.

18.4           Corporate Opportunities Defined.  For purposes of this Section 18, “corporate opportunities” shall include, but not be limited to, business opportunities that the Company is financially able to undertake, that are, from their nature, in the line of the Company’s business, that are of practical advantage to it and that are ones in which the Company, but for the provisions of Sections 18.2 and 18.3, would have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Purchasers or its officers or directors will be brought into conflict with that of the Company.

19.      NON PROMOTION.  The Company agrees that it will not, without the prior written consent of the applicable Purchaser, in each instance, (a) use in advertising, publicity, or otherwise the name of the Purchaser or any of its Affiliates, or any partner or employee of such Purchaser or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Purchaser or any of its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by such Purchaser or any of its Affiliates.

20.      USE OF LOGO.  The Company grants the Purchasers permission to use the Company’s name and logo in any Purchaser’s or their Affiliates’ marketing materials.  The Purchasers or their Affiliate, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

21.      LOCK-UP LIMITATIONS.  Notwithstanding anything in this Warrant, none of the provisions of this Warrant shall in any way limit the Purchasers or their Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Warrant, the restrictions contained in this Warrant shall not apply to Common Stock or Convertible Securities acquired by the Purchasers or any of their Affiliates following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on behalf of the Company in an underwritten public offering.

22.      NOTICES.  Any notice or other communication in connection with this Warrant shall be deemed to be delivered if in writing (or, in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answerback) or (y) in the case of a letter, three (3) Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified; (a) if to any Holder of any Warrant, at the registered address of such Holder as set forth in the register kept at the Chief Executive Office; or (b) if to the Company, to the attention of its Chief Executive officer or President at its Chief Executive Office; provided, however, that the exercise of any Warrant shall be effective only in the manner provided in Section 1.

23.      WAIVERS; AMENDMENTS.  Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders.  Any amendment or waiver effected in compliance with this Section 23 shall be binding upon the Company and all of the Holders regardless of whether all Holders execute such amendment or waiver.  The Company shall give prompt notice to the Holders of any amendment or waiver effected in compliance with this Section 23.  No failure or delay of the Company or the Holders in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power.  No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances.  The rights and remedies of the Company and the Holders hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

24.      INDEMNIFICATION.

24.1           Without limitation of any other provision of this Warrant or any agreement executed in connection herewith, the Company agrees to defend, indemnify and hold each Holder, its respective affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the  “Holder Indemnified Parties” and, individually, a “Holder Indemnified Party”) harmless from and against any and all damages, liabilities, losses, taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of a single counsel representing the Holder Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Holder Indemnified Party (“Losses”), based upon, arising out of, or by reason of (i) any breach of any representation or warranty made by the Company in this Warrant or any other agreement executed in connection herewith, (ii) any breach of any covenant or agreement made by the Company in this Warrant or in any other agreement executed in connection herewith, or (iii) any third party or governmental claims relating in any way to such Holder Indemnified Party’s status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Holder Indemnified Party’s involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Holder Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such Losses arise from and are based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Party, or (B) conduct by a Holder Indemnified Party which constitutes fraud or willful misconduct.

24.2           If the indemnification provided for in Section 24.1 above for any reason is held by a court of competent jurisdiction to be unavailable to a Holder Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Holder Indemnified Party thereunder, shall contribute to the amount paid or payable by such Holder Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Holder in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

24.3           Each of the Company and the Holder agrees that it would not be just and equitable if contribution pursuant to Section 24.2 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

25.      MISCELLANEOUS.

25.1           Expenses.  The Company shall pay all reasonable expenses of the Holders, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof.

25.2           Successors and Assigns.  All the provisions of this Warrant by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

25.3           Severability.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

25.4           Equitable Remedies.  Without limiting the rights of the Company and the Holders to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Holders each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

25.5           Continued Effect.  Notwithstanding anything herein to the contrary, the rights and benefits conferred on the Holders pursuant to the provisions hereof (including without limitation Section 2, Section 3, Section 4, and Section 5 and any covenants made by the Company) shall continue to inure to the benefit of, and shall be enforceable by, the Holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.  The Holders shall be entitled to retain a copy of this Warrant as evidence of the continued effect of the provisions hereof.

25.6           Governing Law.  THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

25.7           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25.8           Section Headings.  The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant.

25.9           Counterparts.  This Warrant may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together, shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date hereof.

COMPANY:

VERTEX ENERGY, INC.

By:	/s/ Benjamin P. Cowart
Name:	_______________________
Title:	_______________________

The undersigned is executing this Warrant as of the date hereof to evidence its consent to, and, to the extent applicable, its agreement to be bound by, the provisions of Section 8.7 of this Warrant for the benefit of the Company and each other Holder.

PURCHASER:

GOLDMAN, SACHS & CO.

By:	/s/ Stephen W. Hipp
Name:	Stephen W. Hipp
Title:	Authorized Signatory

EXHIBIT I

FORM OF SUBSCRIPTION

[To be executed only upon exercise of Warrant]

To [____________________________]

The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______ shares of Common Stock and herewith makes payment of $_________ therefor, and requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to _______________________, whose address is __________________________.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

EXHIBIT II

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto _________________________ the rights represented by such Warrant to purchase _____shares of Common Stock of Vertex Energy, Inc. (the “Company”) to which and such Warrant relates, and appoints ____________________________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)